As filed with the Securities and Exchange Commission on December 21, 1999
                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               ------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                              HARMONY TRADING CORP.
                 (Name of small business issuer in its charter)

                               ------------------

        New York                             5621                   13-3935933
     (State or other                  (Primary Standard           (IRS Employer
     jurisdiction of               Industrial Classification     Identification
incorporation or organization)           Code Number)                  No.)

              8 Harmony Lane, Hartsdale, NY, 10530; (914) 686-8255
         (Address and telephone number of principal executive offices)

                               ------------------

              8 Harmony Lane, Hartsdale, NY, 10530; (914) 686-8255
(Address of principal place of business or intended principal place of business)

                               ------------------

                               Paul B. Gottbetter
              8 Harmony Lane, Hartsdale, NY, 10530; (914) 686-8255
           (Name, address, and telephone number of agent for service)

                               ------------------

      Approximate date of commencement of proposed sale to public: From time to time the effective date of this registration statement.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: |X|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to the Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                               ------------------

                                 With copies to:
                            Adam S. Gottbetter, Esq.
                        Kaplan Gottbetter & Levenson, LLP
                           630 Third Avenue, 5th Floor
                             New York, NY 10017-6705
                                 (212) 983-6900

                               ------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                             Proposed           Proposed
                                                               Amount         Maximum            Maximum              Amount of
                                                                to be      Offering Price        Aggregate          Registration
Title of each Class of Securities Being Registered           Registered     Per Security(1)   Offering Price(1)          Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value, $.001 per share ...................   265,000         $.05               $13,250               $4.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL.........................................................................................    $13,250               $4.00
====================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in the case of shares being sold by selling shareholders,

(2) See below for proposed maximum price per share, proposed maximum offering price and amount of registration fee.

                               ------------------

      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                                                      PROSPECTUS

                              HARMONY TRADING CORP.

                           265,000 Shares Common Stock

                           ---------------------------

      This prospectus relates to the sale of up to approximately 265,000 shares of our common stock offered for the account of the selling shareholders. We are registering the sale of these shares of common stock to provide the selling stockholders with freely tradable securities, but this registration does not necessarily mean that the selling stockholders will offer or sell the shares.

      We will not receive any proceeds from the sale of the shares by the selling stockholders. We have agreed to pay all registration expenses.

      Thirty-six (36) of our Forty-four (44) shareholders are selling 265,000 shares they own.

                           ---------------------------

      This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss. See "Risk factors" beginning on page 3 to read about factors you should consider before buying any of these securities.

      Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           ---------------------------

      The selling stockholders from time to time may offer and sell the shares they hold through agents or broker-dealers, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. The selling stockholders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents.

                           ---------------------------

                                December   , 1999

                           ---------------------------

                               PROSPECTUS SUMMARY

      This is a brief summary of the information in this prospectus. We encourage you to read the entire prospectus before you decide whether and how much to invest in these securities.

                              HARMONY TRADING CORP.

      The business of Harmony is the direct selling of Doncaster women's apparel and accessories. Doncaster is a division of Tanner Companies, which is based in Rutherfordton, North Carolina. Direct selling is the sale of a consumer product or service in a face to face manner away from a fixed retail location. Harmony, through its two (2) independent contractors, Falene Gottbetter and Roberta Winley, markets Doncaster's line of clothing through fashion shows and private appointments.

      We are essentially in the business of :

            o     Selling Doncaster women's apparel and accessories; and

            o     acting as fashion consultants.

      Harmony was formed in 1996 and has had only limited operations to date. Our offices are at 8 Harmony Lane, Hartsdale, New York 10530, telephone (914) 686-8255.

                                  THE OFFERING

Securities Offered:

      Common Stock Offered by Selling Shareholders          265,000 shares

      The selling shareholders may offer their shares directly to investors or, if a market develops in our common stock, they may sell their shares through a broker.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of the securities by the selling shareholders.

                           FORWARD-LOOKING STATEMENTS

      Some information in this prospectus may contain forward-looking statements. You can identify these statements by their forward-looking terminology such as "may," "will," "expect," "anticipate," "continue," or other similar words. Forward-looking statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering forward-looking statements in this prospectus, you should keep in mind the risk factors and other cautionary statements included in this prospectus. The risk factors noted in the "Risk Factors" section and the other factors noted throughout this prospectus, could cause our actual results to differ materially from those contained in any forward-looking statement.

                                  RISK FACTORS

      An investment in the securities that are being offered involves a high degree of risk and should only be made by those who can afford to lose up to their entire investment. Before purchasing these securities, you should consider carefully the following risk factors, in addition to the other information in this prospectus.

Risks Inherent in Harmony's Business

      Risks relating to the Company's business being operated on a part-time basis. The Company's business consists essentially of the sale of high fashion women's clothing by two women on a commission basis, operating from the home of one of the two. The business is conducted on a part-time basis and for one of the women, the income derived from the Company's business is part of her income to meet regular personal expenses. One of the two people providing services to the Company has other sources of income or support. To the extent the Company derives commissions from its sales activities, those commissions are expected to be paid in substantial part or all in the form of commissions to the two individuals making the sales. Accordingly, it is unlikely that the Company will generate any profit for investors from its business operations as those operations are presently conducted.

      The Company's commission revenue is heavily dependent upon personal relationships of its two independent contractors. A very substantial portion of the commission revenue generated by the Company is a result of sales to family, friends and acquaintances of the Company's two independent contractors. While the Company has been making efforts to expand its mailing list, sales are likely to be based largely on personal and family relationships for the foreseeable future. As a result, loss of the services of either of the Company's two independent contractors would probably result in substantial drops in the Company's commission revenue.

      The Company's relationship with its primary source of sales is severally dependent upon personal relationships of its two independent contractors. The Company's operations are based entirely on its ability to get high-fashion designs from a single manufacturer. The Company's ability to continue getting those designs is dependent upon the personal relationships of its two independent contractors with the individuals controlling its source of supply. As a result, loss of the services of either of the independent contractors, or a deterioration in the personal relationships with principals of the supplier could reduce or eliminate the Company's ability to get the necessary goods.

      We are a new business and our management has not run a business exactly like this before. Harmony has had very limited operations to date. It is at an early stage of development in its business strategy and is subject to all of the risks of a new business enterprise. Although, Harmony's president has accounting and legal clients in the clothing industry, he has never operated an apparel business.

      Sensitivity To Economic Conditions and Consumer Confidence. The specialty retail industry is highly dependent upon the level of consumer spending, particularly among affluent customers, and may be adversely affected by an economic downturn, increases in consumer debt levels, uncertainties regarding future economic prospects, or a decline in consumer confidence. An economic downturn which effects our clients, could have a material adverse effect on our business.

      Changing Consumer Preferences. Our success depends in substantial part upon Doncaster's ability to anticipate and respond to changing consumer preferences and fashion trends in a timely manner. Although Doncaster attempts to stay abreast of emerging lifestyle and consumer preferences affecting its merchandise, any failure by Doncaster to identify and respond to such trends could have a material adverse effect on the our business.

      Dependence on Supply. We have no guaranteed supply arrangements with Doncaster and orders are filled on a "first-come, first-serve" basis by Doncaster. The inability to fill our customer's order will have an adverse effect on our business because our revenues are based on commissions on what we sell.

      Competition. The specialty retail industry is highly competitive and fragmented. We compete with large specialty retailers, traditional and better department stores, national apparel chains, designer boutiques, individual specialty apparel stores and direct marketing firms. We compete for customers principally on the basis of quality, assortment and presentation of merchandise, customer service, marketing programs and value. Most of Doncaster's and our competitors are larger and have greater financial resources than we have.

      Our business is dependent on a limited number of key personnel. Harmony is dependent for its success on the talent, expertise and experience of its president and its two independent contractors. Losing the services of any of these people could adversely affect on our operations and prospects. Mesdames Gottbetter's and Winley's continued involvement is particularly critical to us. We do not have any agreements with Mr. Paul Gottbetter, Mrs. Gottbetter or Ms.

Winley, though we may in the future. We do not currently have any "key man" life insurance on any of these people, any nor do we expect to get such insurance for them.

      No dividends are expected for some time. We do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain any earnings to develop and extend our business. Under the Business Corporation Law of the State of New York, we may only pay dividends out of surplus. If the required surplus is not available, we will not be able to legally pay dividends. We may not be able to pay dividends even if we should decide to do so.

      Year 2000 risks could temporarily interfere with our operations . The Year 2000 issue involves the potential for system and processing failures of date-related data because computer-controlled systems use two digits rather than four to define the applicable year. For example, computer programs that contain time-sensitive software may recognize a date using two digits of "00" as the year 1900 rather than the year 2000. This could cause system failure or miscalculations leading to disruptions of operations. As a result, we might not be able temporarily to process transactions, send invoices or engage in similar ordinary business activities. (See "Business of Harmony - Year 2000")

Risks Related to the Offering

      There may not be a market for the securities after the offering. We do not currently meet the requirements such as income, shareholders' equity and number of public shares outstanding, to have our shares listed on a stock exchange in the United States or quoted on the NASDAQ over-the-counter market. We have a market-maker who is willing to make a market in our common stock once the stock becomes distributed sufficiently, but we cannot give any assurance that we will achieve sufficient distribution for the market maker. Consequently, the securities may be an illiquid long-term investment.

      Any market for the shares which does develop make be illiquid. There may be only a limited trading market for the shares being offered. We expect that initially any market will be on the NASD OTC Bulletin Board. Shares which are "thinly" traded on the Bulletin Board often trade only infrequently and experience a significant spread between the market maker's bid and ask prices. As a result, an investment in the shares may be illiquid even if there is a market. In addition, the price of the shares, after the offering, can vary due to general economic conditions and forecasts, our general business condition, the release of our financial reports, and because our principals may sell shares they owned before the offering into any market that develops. See "Shares Eligible For Future Resale."

      State blue sky requirements may limit resales of the securities. State restrictions on resales may limit the ability of investors to resell the securities purchased in this offering. (See "Plan of Distribution.")

      Future sales of common stock or senior securities. We may issue additional capital stock in future financings. If a trading market for the common stock were to develop, sales of substantial amounts of such shares of common stock or the availability of substantial amounts of such shares for sale could adversely affect prevailing stock market prices.

      In addition, we could issue other series or classes of preferred stock having rights, preferences and powers senior to those of the common stock, including the right to receive dividends and/or preferences upon liquidation, dissolution or winding-up in excess of, or prior to, the rights of the holders of the Common Stock. This could reduce or eliminate the amounts that would otherwise have been available to pay dividends on the common stock.

      The "penny stock" rules could make selling shares more difficult. Our common stock will be a "penny stock," under Rule 3a51-1 under the Securities and Exchange Act, unless and until:

            o     the shares reach a price of at least $5.00 per share,

            o we meet the financial size and volume levels for our common stock not to be considered a penny stock, or

            o we register the shares on a national securities exchange or they are quoted on the NASDAQ system.

      The shares are likely to remain penny stocks for a considerable period after the shares that are being offered are sold. A "penny stock" is subject to rules that require securities broker-dealers, before carrying out transactions in any "penny stock":

            o to deliver a disclosure document to the customer describing the risks of penny stocks, and get a written receipt for that document, before selling penny stocks to that customer;

            o     to disclose price information about the stock;

            o to disclose the compensation received by the broker-dealer or any associated person of the broker-dealer; and

            o to send monthly statements to customers with market and price information about the "penny stock."

      Our common stock will also be subject to a rule which requires the broker-dealer, in some circumstances, to:

            o approve the "penny stock" purchaser's account under standards specified in the rule, and

            o deliver written statements to the customer with information specified in the rule.

      These additional requirements could prevent broker-dealers from carrying out transactions and limit the ability of the selling shareholders in this offering to sell their shares into any secondary market for Harmony's common stock.

      Officers' and directors' liabilities are limited. We will indemnify any officer, director or former officer or director, to the full extent permitted by law. This could include indemnification for liabilities under securities laws enacted for shareholder protection, though the SEC thinks this indemnification is against public policy.

                               BUSINESS OF HARMONY

      Harmony Trading Corp., a New York corporation, was formed on August 13, 1996. We remained inactive until December 1998, when we became a direct seller for Doncaster, a division of Tanner Companies. Doncaster is a manufacturer of women's apparel and accessories.

      Our business is the direct selling of Doncaster women's apparel and accessories. Doncaster is a division of Tanner Companies, which is based in Rutherfordton, North Carolina. Direct selling is the sale of a consumer product or service in a face to face manner away from a fixed retail location. We, through ours two (2) independent contractors, Falene Gottbetter and Roberta Winley, market the Doncaster line through fashion shows and private appointments. Mr. Gottbetter, Mrs. Gottbetter and Ms. Winley devote as much time as necessary to the business of Harmony and the amount of time varies depending on the time of the year. Mrs. Gottbetter and Ms. Winley devote more time during the weeks of the trunk shows and the weeks immediately after the trunk shows.

      Doncaster's clothing is comparable in quality and styling to DKNY, Donna Karan, Dana Buchman and other high end contemporary clothing lines. The style of clothing is classic and traditional, but modern and contemporary and is made from wool, linen, silk and cotton. The size of the clothing ranges from 2 to 18 and 2 to 14 petite, and is a fuller cut to assure true sizing and proper fit.

      Doncaster's line of clothing consists of separate pieces to allow women versatility in mixing matching items. The line includes pants, blazers, sweaters, blouses, skirts, shorts, camisoles, and dresses. In addition, Doncaster offers accessories including jewelry, belts and scarves. Doncaster has four (4) seasonal collections, Spring, Spring/Summer, Fall and Fall/Winter. The collections are introduced on the following schedule - Fall in July, Fall/Winter in September, Spring in January, and Spring/Summer in May. Within each season's collection, there are various style/theme collections. For example, the Spring /Summer 1999 collection consisted of Sloan Ranger, White Sand, Summer Essentials, Kauai Island and Spice Market Group. The Sloan Ranger group was inspired by London's Sloane Ranger district and featured casual coordinates in khaki, white, peach and lilac, in solids and prints. The White Sand group consisted of very classic pieces such as a shirtwaist dress, tailored jacket, man tailored shirt, in the colors of white, beige and navy. The Fall 1999 collection consists of the following: Grey Matters, Country Classics, Luxe, Fall Essentials, Haute View and Simply Silk. In addition to slacks, sweaters, blouses, the Fall collection includes wool jackets and a coat with a detachable fur collar.

      Doncaster has been in business since 1931, and we have been a direct seller of Doncaster clothing and accessories since December 1998.

Distribution Methods of the Products or Services.

      We rely on our mailing list, referrals and national advertising by Doncaster in order to increase our customer base. We currently have a mailing list of approximately 200 names to which we send announcements of the four (4) trunk shows and preview shows during the year.

      The trunk show lasts for one (1) week and it is by appointment. The shows are held at our offices which are at the home of the our president, Paul Gottbetter. Customers make appointments to view the current collection, try on different pieces and place orders. Each client's appointment is for one (1) hour to one and one-half (1 1/2) hours. The client can look at various colors and fabrics in a "look book" for the current season's collection. If a client is unable to attend the trunk show, we will make an appointment to view the collection at Doncaster's New York showroom. Doncaster's offices in New York City are open during regular business hours. However, we are able to obtain after hours access to the showroom with advance notice to Doncaster.

      We forward a client's order to Doncaster by phone or fax. The customer is not billed for the order until Doncaster ships the order to the client. The order can be shipped directly to the client or to Doncaster's New York showroom. Doncaster employs a dressmaker who can make alterations to the clothing. Clothing which has not been altered or worn can be returned to Doncaster for a full refund within thirty (30) days of receipt.

      We also obtain clients from referrals by Doncaster in response to its national advertising campaign in magazines such as Harper's Bazaar, Town & Country and Vogue. Doncaster will give the name and telephone number of a consultant in a potential client's area in response to calls Doncaster receives from the public inquiring about its merchandise.

      We run fashions shows for various organization such as women's groups, church groups and other women's organizations. For each season, Doncaster provides a fashion show set which a consultant can obtain from Doncaster's district coordinator.

      The women's apparel retail industry is highly competitive and fragmented. We compete with large specialty retailers, traditional and better department stores, national apparel chains, designer boutiques, individual specialty apparel stores and other direct marketing firms. We do not have to compete with these other businesses for merchandise since we only order merchandise for individual clients directly from Doncaster. However, Doncaster only manufactures a fixed number of pieces of each item and the pieces are sold on a "first-come, first-serve basis." Most of our competitors are larger, have greater financial resources and a more varied selection of clothing than we do. Our success is dependent in part upon initiating and maintaining strong relationships with our clients and the quality and value of the Doncaster clothing.

      As of December 1, 1999, we had no employees. We have two (2) independent contractors, Falene Gottbetter and Roberta Winley. Falene Gottbetter is the wife of our president, Paul B. Gottbetter.

Facilities

      We maintain our offices at 8 Harmony Lane, Hartsdale, New York, 10530, in the home of our president, Paul B. Gottbetter. We do not have any rental agreement with Mr. Gottbetter.

Year 2000

      We have assessed our state of readiness with respect to the problems, regarding computer data processing, generally foreseen for many businesses upon the advent of the Year 2000. The Year 2000 problem has arisen because most existing computers use only the last two digits to refer to a year. Therefore, these computer programs do not properly recognize a year that begins with "20" instead of the familiar "19". If not corrected, many computer applications could fail or produce erroneous results.

      Because of our small size and the simplicity of our operations, we place minimal reliance on computers. We have a comparatively small amount of personnel, equipment, customers, work projects, vendors, and the like. We use one brand new inexpensive computer, which is Year 2000 compliant in our one office location. The computer is not networked with any other computer and only communicates with our bank via the Internet. This computer is used for maintaining simple financial books of accounts and statements and for non-date sensitive word processing, record maintenance and report generation using word processing. Billing, estimating, customer quotation, and planning are done manually, in many cases by word processing. All of the work which we use our computer for could be done manually.

      The only supplier we have is Doncaster. We have not made an oral inquiry of Doncaster as to their Year 2000 readiness. While we believe that, for the most part, Doncaster will have addressed the Year 2000 issue, we cannot be certain of this. However, for general business purposes we have always maintained a personal relationship with the appropriate administrative and operational personnel of Doncaster for the purpose of business procurement, prompt payment of commissions, placing orders for goods and services, and receiving prompt delivery of goods. In the event of the lack of readiness of Doncaster in the Year 2000 to meet the problems under discussion, we intend to utilize our personal relationships for the purposes of obtaining prompt payment of our commission and prompt delivery of our orders. Because of the comparative narrowness and simplicity of our operations and the nature of these operations generally being non-dependent upon computers (as compared to computer, financial, insurance, and record-intensive organizations), we do not anticipate that the Year 2000 problem will have an adverse effect on our business and administrative operations on a "gross basis".

      We believe that the Year 2000 problem will not have a material effect on our operations.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from the sale of the shares by the selling shareholders but have agreed to bear all expenses for registration of the shares under federal and state securities laws. See "Plan of Distribution." All of the proceeds from the sale of the common stock will be paid to the selling shareholders.

                                 CAPITALIZATION

      The following table sets forth our capitalization as of September 30, 1999 and should be reviewed with our December 31, 1997 and 1998 audited financial statements, and the notes to those financial statements, and our September 30, 1999 unaudited financial statements, included elsewhere in this prospectus.

                                                             September 30, 1999
                                                             ------------------

      Cash and cash equivalents ............................     $ 17,117
                                                                 ========

      Current Liabilities ..................................        2,715

      Shareholders equity:
        Preferred Stock, $.001 par value, 5,000,000
          shares authorized; none issued and
          outstanding ......................................           --
        Common Stock, $.001 par value, 200,000,000
          shares authorized; 3,110,000 shares issued
          and outstanding pro forma ........................        3,110

      Additional Paid-In Capital ...........................       19,330

        Deficit accumulated during development
          stage ............................................       (8,038)
          Total shareholders' equity .......................       14,402
                                                                 --------
               Total capitalization ........................     $ 17,117
                                                                 ========

                                 DIVIDEND POLICY

      We have not paid any cash dividends to date, and we do expect to pay dividends in the foreseeable future. We intend, in the short term at least, to use all available funds to develop our business.

                              PLAN OF DISTRIBUTION

No Broker-Dealer or Selling Agent Now Planned

      The selling shareholders may either sell their shares directly to a purchaser or use of a broker-dealer to sell their shares. We will not sell shares on any selling shareholder's behalf.

Determination of Offering Price

      Before this offering there has been no market for the common stock, and we have had limited business operations to date. The selling price will be determined by the market.

      We have not authorized anyone to give any information or to make any representations concerning this offering other than those contained in this prospectus. You should not rely on any representation made by any third parties. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities it offers to any person in any jurisdiction where that offer or solicitation is unlawful. The delivery of this prospectus or any sale of securities does not imply that the information in this prospectus is correct as of any date later than the date of this prospectus.

      We will apply to register the securities in the states where the selling shareholders reside, if we are requested to do so by the selling shareholders. We may also try to get an exemption from registration to offer the securities in various state jurisdictions. Purchasers of securities in this offering must be residents of jurisdictions which either provides for an applicable exemption or in which we register the securities. To prevent resale transactions in violations of state securities laws, the certificates representing these securities will contain information with respect to their resale. Harmony will also advise its transfer agent and market makers, if any, of restrictions on resale. These state restrictions on resales may limit the ability of investors to resell the securities purchased in this offering. We presently intend to register the securities or seek exemptions in Florida, New Jersey and New York.

      Some exemptions are self-executing, that is, there are no notice or filing requirements, and compliance with the conditions of the exemption makes the exemption applicable.

      The states may permit secondary market sales of the securities:

            o once we publish the necessary financial and other information about ourselves in a recognized securities manual, such as Standard & Poor's Corporation Records;

            o after in the period required by that state has elapsed from the date we issue the securities;

            o     under exemptions that may apply to some investors; or

            o as a reporting company under the Securities Exchange Act of 1934.

                                PLAN OF OPERATION

      The following discussion contains forward-looking statements involving risks and uncertainties based on our current expectations and the development of our business. All statements in this registration statement related to our intended business plans, prospective financial operations and expected future growth or profitability constitute forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties. Our actual results may differ significantly from those anticipated or expressed in these statements. You should read the following discussion and analysis in conjunction with the audited financial statements (and notes thereto) and other financial information of Harmony appearing elsewhere in this registration statement for the period from inception to September 30, 1999.

      Harmony was formed on August 13, 1996, under the laws of the State of New York. We intend to continue to be a direct seller of Doncaster apparel. The following is our plan of operation for the next twelve months. Although Harmony was formed in August 1996, we were unable to locate a business to engage in until Summer 1998, when we discovered the business of direct selling Doncaster apparel. From Summer 1998 to December 1998, we engaged in compiling a mailing list to announce the December 1998 holiday line. We commenced operations as a direct seller of Doncaster in December 1998. Our operations to date have consisted of preparing for the direct selling of Doncaster by compiling a mailing list, sending out mailings and the selling of Doncaster through trunk shows and personal appointments.

      We are in the developmental stage and our revenues are based solely on the commission we receive from the sales of Doncaster apparel. We have also received revenues from a limited offering of shares of our common stock in April 1999, which raised $27,500. After deducting operating expenses which consist of postage, printing and miscellaneous office supplies, the two consultants are paid their fees. Since we do not have to pay in advance for any of the merchandise that we sell, it is not necessary to have large amounts of cash available.

      The proceeds from the limited offering have been and are being used to pay for our legal and accounting fees in connection with the preparation and filing our registration statement on Form 10-SB which was filed with the Securities and Exchange Commission on July 21, 1999, the preparation and filing of this prospectus, and the preparation and filing of our quarterly report for the quarter ended September 30, 1999 on Form 10-QSB.

      Doncaster expects to increase its current line of apparel by adding women's sizes (16W, 18W, 20W, 1X, 2X, etc.), in the next twelve months. We expect that with the additional sizes available, our customer base will increase and our revenues will increase due to the additional sales. We expect that we will have the necessary funds to pay for all our expenses from the gross revenues we receive from selling Doncaster apparel. In addition, we intend to look into other manufacturers for who we could act as a direct seller. Any additional products that we would sell will compliment, but not compete with Doncaster.

      As of the date of this prospectus, we do not have any employees, but we do have two independent contractors, who are paid on a percentage basis of what we receive as commissions. We do not expect to hire any employees or engage the services of any additional independent contractors in the next twelve months unless the number of customers increases to such an extent that an additional fashion consultant is needed. Any additional consultant would be paid a percentage of our commissions.

      As of September 30, 1999, we had current assets consisting of cash and cash equivalents of $17,117 and current liabilities of $2,715. We reported net losses of $8,038 for the period from inception to September 30, 1999, and we anticipate that we will continue to operate at a loss for the foreseeable future. Our expenses consist of general and administrative expenses, legal fees and accounting fees. We expect that all of our legal and accounting fees incurred in the next twelve months will be paid from the proceeds from April 1999 limited offering and from the revenue we receive.

      The report of our independent accountants on our December 31, 1998 financial statements contains an explanatory paragraph regarding our ability to continue as an on-going business.

                                   MANAGEMENT

      The table below shows certain information about each of our officers and directors.

                   Name              Age                 Position
            --------------------------------------------------------------------
            Paul B. Gottbetter       67        President, Treasurer and Director
            Michael C. Conte         40        Secretary and Director

      The directors have been elected by the present shareholders and will serve for a term of one year or until their successors are elected. Officers are appointed by, and serve at the pleasure of, the Board of Directors.

      The Directors and Executive Officers of Harmony are as follows:

      Paul B. Gottbetter, President, Treasurer and Director, age 67, has been the President, Treasurer and Director since our formation. Mr. Gottbetter serves as President and Treasurer at the pleasure of the Board of Directors. Since 1959, Mr. Gottbetter has been self-employed as both a certified public accountant and an attorney in private practice. Mr. Gottbetter's clientele largely consists of various sectors of the major apparel industry ranging from manufacturers to wholesalers. Mr. Gottbetter received his B.B.A. in accounting in 1953 from City College of New York and his JD in 1955 from New York University Law School.

      Michael C. Conte, Secretary and Director, age 40, has been Secretary and a Director since April 6, 1999. Mr. Conte serves as Secretary at the pleasure of the Board of Directors. Mr. Conte has been employed by Paul B. Gottbetter as a certified public accountant since June 1980. Mr. Conte received his B.S. in accounting in 1980 from New York University.

Consultants

      In addition to the officers and directors identified above, we expect that Falene Gottbetter and Roberta Winley, both consultants, will be important to our operations.

      Falene R. Gottbetter, Independent Contractor, age 56, has been an independent contractor for us , and has been selling the Doncaster Line since December 1998. During the period between June 1994 and December 1998, Mrs. Gottbetter was retired. Mrs. Gottbetter received her B.S. in education in 1964 from Finch College and her MA in education in 1982 from Long Island University.

      Roberta Winley, Independent Contractor, age 56, has been an independent contractor for us, and has been selling the Doncaster Line since December 1998. Since January 1998, Ms. Winley has been the principle of RSW Image, Inc., a fashion consultant. From 1994 to 1996,

Ms. Winley was employed as a sales manager by Nancy Crystal, and from 1996 to 1998, Ms. Winley was employed as a sales manager for Nira Nira.

                       PRINCIPAL AND SELLING SHAREHOLDERS

      The following tables show the numbers of shares and percentage of common stock held by the officers and directors of Harmony and holders of five percent (5%) or more of Harmony's common stock and by the selling shareholders Unless otherwise indicated, the beneficial owners of the common stock listed below have sole investment and voting power over these shares, subject to community property laws where applicable.

Security Ownership of Certain Beneficial Owners.

      The following information relates to those persons known to Harmony to be the beneficial owner of more than five percent (5%) of the common stock, par value $.001 per share, the only class of voting securities of Harmony outstanding.

                                         Name and                        Amount and
     Title of                           Address of                        Nature of               Percentage
       Class                         Beneficial Owner               Beneficial Ownership           of Class*
     --------                        ----------------               --------------------          -----------
   Common Stock, par                 Paul B. Gottbetter                 1,735,000 shares           55.78%
      value $.001 per share          8 Harmony Lane
                                     Hartsdale, New York 10530          Direct

   Common Stock, par                 Turbo International, Inc.          300,000 shares              9.64%
      value $.001 per share          50 Shirley Street
                                     Nassau, Bahamas                    Direct

   Common Stock, par                 Turf  Holdings Ltd.                300,000 shares              9.64%
      value $.001 per share          Oakbridge House
                                     6 West Hill Street
                                     P.O. Box N-8195
                                     Nassau, Bahamas                    Direct

   Common Stock, par                 Adam S. Gottbetter                 277,333 shares(1)           8.91%
      value $.001 per share          1035 Park Avenue, Apt. 5B
                                     New York, New York  10028          Direct

   Common Stock, par                 Otto Zimmerli                      200,000 shares              6.43%
      value $.001 per share          Poststrasse 2
                                     9050 Appenzell
                                     Switzerland                        Direct

   Common Stock, par                 U.K. Menon                         200,000 shares              6.43%
      value $.001 per share          28 Jalan 17/21 C
                                     Selangor
                                     Malaysia                           Direct

----------
*     Based on 3,110,000 shares issued and outstanding.
(1)   244,000 shares owed by Adam S. Gottbetter are included in this prospectus.

Security Ownership of Management.

      The number of shares of common stock of Harmony owned by the Directors and Executive Officers of Harmony is as follows:

                                         Name and                        Amount and
     Title of                           Address of                        Nature of               Percentage
       Class                         Beneficial Owner               Beneficial Ownership           of Class*
     --------                        ----------------               --------------------          -----------
   Common Stock, par                 Paul B. Gottbetter                 1,735,000 shares           55.78%
     value $.001 per share           8 Harmony Lane
                                     Hartsdale, New York 10530          Direct

   Common Stock, par                 Michael Conte                      600 shares (1)             (1)
     value $.001 per share           18 Burdge Drive
                                     Middletown, New Jersey 07748

   All officers and directors                                           1,735,000 shares           55.78%
     as a group (2 persons)

----------
(1)   Less than 1%.
*     Based on 3,110,000 shares issued and outstanding.

Securities Ownership of Selling Shareholders

         NAME OF
         SELLING                                                PERCENTAGE OF
       SHAREHOLDER                 NO. OF SHARES                COMMON STOCK
--------------------------------------------------------------------------------
      Best, Ula                          600                          *
      Borofsky, Jeffrey M.               600                          *
      Bunton, Alfred                     600                          *
      Coder, Kenneth                     600                          *
      Cohen, Kenneth M.                  600                          *
      Coker, Jr., Peter                  600                          *
      Coker, Sr., Peter                  600                          *
      Connaughton, Amanda                600                          *
      Conte, Michael C.                  600                          *
      Davenport, Karen                   600                          *
      Feifer, Fred                       600                          *
      Gottbetter, Adam S.            277,333(1)                     8.91%
      Gottbetter, Daniel                 600                          *
      Gottbetter, Franklyn               600                          *
      Hinojosa Jr., Milton               600                          *
      Howard, L. Meredith                600                          *
      Inemer, Steve                      600                          *
      Inemer, Ira H.                     600                          *
      Kass, Barbara                      600                          *
      Lande, Ted                         600                          *
      Levine, Pearl                      600                          *
      Levner, Lawrence                   600                          *
      Martin, LaFaye                     600                          *
      Miller, Jules                      600                          *
      Peate, Florence                    600                          *
      Perry, Nicola                      600                          *
      Rabuse, Nancy                      600                          *

      Redlich, Meyer                     600                          *
      Rubenstein, Florence               600                          *
      Schweitzer, Arthur                 600                          *
      Vaswani, Rani                      600                          *
      Venturini, August C.               600                          *
      Winley, Roberta                    600                          *
      Wojnar, Peter F.                   600                          *
      Zephir, Barbara                    600                          *
      Ziluck, Scott                      600                          *
--------------------------------------------------------------------------------

(1)   244,000 shares owned by Adam Gottbetter are included in this prospectus.

      We are registering all of the shares listed held by the selling shareholders. The selling shareholders may sell their shares from time to time in broker's transactions or otherwise. Because the selling shareholders may sell all, some or none of the shares held, we cannot estimate the number of shares that will be held by the selling shareholders. For purposes of the above table, we have assumed that none of the shares offered by the Selling Shareholders will be sold. (See "Plan of Distribution.")

      We will not receive any of the proceeds from the sales of common stock by the selling shareholders.

                            DESCRIPTION OF SECURITIES

Common Stock

      We are authorized to issue up to 200,000,000 shares of Common Stock, par value $.001 per share. 3,110,000 shares of common stock are outstanding on the date of this prospectus. Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. There is no cumulative voting for election of directors.

      Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available therefor, and upon the liquidation, dissolution, or winding up of Harmony, to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding common stock is validly authorized and issued, fully paid, and nonaccessible.

      The outstanding common stock is validly authorized and issued, fully paid, and nonaccessible. We intend to try to have the common stock traded on the NASD's OTC Bulletin Board under the symbol "HRMY" and we have an application on file with the NASD.

Preferred Stock

      We are authorized to issue up to 5,000,000 shares of "blank check" preferred stock, par value $.001 per share, none of which are outstanding on the date hereof. The Board of Directors has to date not established the rights and preferences of the preferred stock.

Transfer and Warrant Agent

      Continental Stock Transfer & Trust Company is the transfer for our common stock.

                                     EXPERTS

         Thomas Monahan, independent certified public accountant, audited our Financial Statements as of December 31, 1998 and for the period from August 13, 1996, when operations commenced, to December 31, 1998. In including those financial statements in this prospectus, we have relied on Mr. Monahan's authority as an expert in accounting and auditing.

                                  LEGAL MATTERS

      Kaplan Gottbetter & Levenson, LLP is counsel to Harmony and will pass on the validity of the issuance of the shares to be sold by the selling shareholders. The partners of Kaplan Gottbetter & Levenson, LLP, each own 33,333 shares of our common stock, and 244,000 shares of common stock owned by Adam S. Gottbetter are included in this prospectus.

                                LEGAL PROCEEDINGS

      Harmony and none of its officers or its directors is party to any pending legal proceeding, nor is its property the subject of any pending legal proceeding that is not routine litigation that is incidental to its business.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Shares Eligible for Future Sale

Market Information

      There is no public trading market on which Harmony's Common Stock is traded. Harmony has engaged a broker/dealer to file a Form 211 with the National Association of Securities Dealers ("NASD") in order to allow the quote of Harmony's common stock on the Bulletin Board. Harmony's common stock may trade on the Bulletin Board under the symbol "HRMY."

      There are no outstanding options or warrants to purchase, or securities convertible into, common equity of Harmony;

      Of the 3,110,000 shares of common stock that are issued and outstanding 1,110,000 shares are eligible to be sold without registration under the Securities Act. These shares were sold by Harmony in an offering under Rule 504 of Regulation D in April 1999. These shares are not subject to restrictions on resale.

      The shares registered this offering are issued and outstanding and will be freely tradable without restriction or further registration under the Securities Act, except for:

      o any securities held by an "affiliate" of Harmony, which may be sold only while this registration statement or another registration statement covering sales by those affiliates is effective, or in accordance with Rule 144; or

      o securities purchased under circumstances which would make the purchaser a statutory underwriter, such as where a single purchaser acquires a large portion of the shares or warrants with the intention to redistribute them or the underlying common stock.

      An affiliate is a person controlling, controlled by or under common control with Harmony. No shares are subject to any "lock-up" agreement or similar arrangement.

      In general, under Rule 144 as currently in effect, a person who has beneficially owned shares for at least one year, including "affiliates" as that term is defined under the Securities

Act, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

      o one percent (1%) of the then outstanding shares of the common stock or

      o the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission.

      A trading market may not develop or be sustained. The post-offering fair value of Harmony's common stock, whether or not any secondary trading market develops, is variable and may be affected by our business and financial condition, as well as factors beyond our control. Sales of substantial amounts of shares in any public market could cause lower market prices and even make it difficult for Harmony to raise capital through a future offering of its equity securities. In that connection, investors should note that we are registering shares held by the selling shareholders.

      Harmony is currently not planning on making a public offering of any shares of its common stock.

Holders

      There are approximately forty-four (44) record holders of common equity.

Dividends

      As of the date hereof, no cash dividends have been declared on the common stock. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. Under the Business Corporation Law of New York, Harmony may only pay dividends out of capital and surplus, or out of certain enumerated retained earnings, as those terms are defined in the Business Corporation Law of New York. The payment of dividends on its common stock is, therefore, subject to the availability of capital and surplus or retained earnings as provided in the Business Corporation Law of New York.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission covering the sale of the shares we are registering. The Registration Statement and the exhibits and schedules to the Registration Statement include additional information not contained in this prospectus. Statements in this prospectus about the contents of any contract or other document referred to are not necessarily complete and in each instance the appropriate exhibit containing the contract or document should be consulted for complete information. The Registration Statement, exhibits and schedules also contain further information about us and the shares we are registering. Anyone may inspect a copy of the Registration Statement without charge at the Commission's principal office located at 450 Fifth Street, N.W., Washington, D.C. 20549, the Northeast Regional Office located at 7 World Trade Center, 13th Floor, New York, New York, 10048, and the Midwest Regional Office located at Northwest Atrium Center, 500 Madison Street, Chicago, Illinois 60661-2511, and copies of all or any part of the Registration Statement may be obtained from the Public Reference Branch of the Commission by paying the fees prescribed by the Commission. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains information about companies that file electronically with the Commission.

                                THOMAS P. MONAHAN
                           CERTIFIED PUBLIC ACCOUNTANT
                              208 LEXINGTON AVENUE
                           PATERSON, NEW JERSEY 07502
                                 (201) 790-8775
                               Fax (201) 790-8845

To The Board of Directors and Shareholders of Harmony Trading Corp. (a development stage company)

      I have audited the accompanying balance sheet of Harmony Trading Corp. (a development stage company) as of December 31, 1998 and the related statements of operations, cash flows and shareholders' equity for the years ended December 31, 1997 and 1998. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

      I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

      In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harmony Trading Corp. (a development stage company) as of December 31, 1998 and the results of its operations, shareholders equity and cash flows for the year ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.

      The accompanying financial statements have been prepared assuming that Harmony Trading Corp. (a development stage company) will continue as a going concern. As more fully described in Note 2, the Company has incurred operating losses since the date of reorganization and requires additional capital to continue operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 2. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of Harmony Trading Corp. (a development stage company) to continue as a going concern.

                                                     /s/ Thomas Monahan
                                                   ----------------------
                                                   Thomas P. Monahan, CPA

June 10, 1999
Paterson, New Jersey

                              HARMONY TRADING CORP.
                          (A development stage company)

                                  BALANCE SHEET

                                                                                  December        September 30,
                                                                                  31, 1998            1999
                                                                                  --------            ----
                                                                                                   (Unaudited)
                                     Assets

Current assets
  Cash and cash equivalents                                                         $  -0-           $17,117
  Marketable securities                                                              4,000
                                                                                    ------           -------
  Current assets                                                                    $4,000           $17,117

Property and equipment                                                                 -0-               -0-

Total assets                                                                        $4,000           $17,117
                                                                                    ======           =======

                      Liabilities and Stockholders' Equity

Current liabilities
  Accounts payable and accrued expenses                                                              $   723
  Corporate taxes payable                                                           $  325               259
  Officer loans payable                                                              2,325             1,733
                                                                                    ------           -------
  Total current liabilities                                                         $2,650           $ 2,715

Stockholders' equity
  Preferred stock authorized 5,000,000 shares, $0.001 par value each. At
December 31, 1998 and September 30, 1999 there are -0- and -0- shares outstanding respectively.
  Common Stock authorized 20,000,000 shares, $0.001 par value each.
At  December 31, 1998 and September 30, 1999, there are 1,000,000 and
3,110,000  shares outstanding  respectively.                                         1,000             3,110
Additional paid in capital                                                                            19,330
Deficit accumulated during development stage                                           350            (8,038)
                                                                                    ------           -------
Total stockholders' equity                                                           1,350            14,402
                                                                                    ------           -------
Total liabilities and stockholders' equity                                          $4,000           $17,117
                                                                                    ======           =======

                 See accompanying notes to financial statements.

                              HARMONY TRADING CORP.
                          (A development stage company)

                             STATEMENT OF OPERATIONS

                                                                                                                     For the period
                                                                                 For the Nine     For the Nine      from inception,
                                                                                 months ended     months ended      August 13, 1996,
                                     For the year ended   For the year ended     September 30,    September 30,     to September 30,
                                        December 31,         December 31,            1998             1999               1999
                                            1997                 1998              Unaudited        Unaudited           Unaudited
                                            ----                 ----              ---------        ---------           ---------
Revenue                                    $4,000                $ -0-               $ -0-           $14,825             $18,825

Costs of goods sold                           -0-                  -0-                 -0-               -0-                 -0-
                                              ---                  ---                 ---               ---                 ---
Gross profit                               $4,000               $  -0-              $  -0-           $14,825             $18,825

Operations:
  General and administrative                1,865                1,785               1,250            23,485              27,135
                                            -----                -----               -----            ------              ------
  Total expense                             1,865                1,785               1,250            23,485              27,135

Income from operations                      1,865               (1,785)             (1,250)           (8,660)             (8,310)

Other income
   Interest income                                                                                       272                 272

Income (loss)                              $2,135              $(1,785)             $1,250           $(8,388)            $(8,038)
                                           ======             ========              ======           =======             =======

Net income (loss)  per share -
basic                                                                                (0.00)            (0.00)              (0.00)

Number of shares outstanding-
basic                                   1,000,000            1,000,000           1,000,000         3,110,000           3,110,000
                                        =========            =========           =========         =========           =========

                 See accompanying notes to financial statements.

                              HARMONY TRADING CORP.
                          (A development stage company)

                        STATEMENT OF STOCKHOLDERS EQUITY

                                                                       Additional       Deficit accumulated
                                        Common           Common          paid in         during development
             Date                       Stock            Stock           Capital               stage         Total
             ----                       -----            -----         ----------       -------------------  -----
December 31, 1996
balance (1)                           1,000,000          $1,000                                              $1,000

Net income                                                                                    $  2,135      $ 2,135
                                      ---------          ------          -------              --------      -------

December 31, 1997
balance                               1,000,000           1,000                                  2,135        3,135

Net loss                                                                                        (1,795)      (1,795)
                                      ---------          ------          -------              --------      -------

December 31, 1998
balance                               1,000,000           1,000                                    350        1,350

Unaudited Sale of shares                505,000             505           24,745                             25,250

Contribution of services                                                     375                                375

Issuance of shares for legal             50,000              50            2,450                              2,500
services

Less offering expenses                                   (6,685)                                             (6,685)

Net Loss                                                                                        (8,388)      (8,388)
                                      ---------          ------          -------              --------      -------

September 30, 1999
balance                               1,555,000          $1,555          $20,885              $ (8,038)     $14,402
                                      =========          ======          =======              ========      =======

September 30, 1999 Adjusted
balances for 2 for 1 forward
split                                 3,110,000          $3,110          $19,330              $ (8,038)     $14,402
                                      =========          ======          =======              ========      =======

(1) On August 14, 1996, the Company sold 200 shares in consideration for $1,000 in marketable securities. On April 2, 1999, the Company forward split the number of shares outstanding in a ratio of 5,000 to 1. The number of shares outstanding has been restated from inception.

                 See accompanying notes to financial statements

                              HARMONY TRADING CORP.
                          (A development stage company)

                             STATEMENT OF CASH FLOWS
      For the period from inception, August 13, 1996 to September 30, 1999

                                                                                                                    For the period
                                                                                For the Nine      For the Nine      from inception,
                                            For the year      For the year      months ended      months ended      August 13, 1996
                                               ended            ended           September 30,     September 30,     to September 30,
                                            December 31,      December 31,          1998              1999                 1999
                                               1997              1998             Unaudited         Unaudited           Unaudited
                                            ------------      ------------      -------------     -------------    -----------------
CASH FLOWS FROM OPERATING
ACTIVITIES
  Net income (loss)                             $-0-            $(1,785)             $(500)           $(8,388)            $(8,038)
  Non cash transaction                         1,000                                                    2,875               3,875
  Corporate taxes                                                   325                                   (66)                259
                                                                    ---                                   ---                 ---
  Accounts payable and accrued                                                                            723                 723
    expenses
TOTAL CASH FLOWS FROM                          1,000             (1,460)              (500)            (4,856)             (3,181)
OPERATIONS

CASH FLOWS FROM INVESTING
ACTIVITIES
  Marketable securities                       (1,000)                                                   4,000
                                              ------                                                    -----
TOTAL CASH FLOWS FROM                         (1,000)                                                   4,000
INVESTING ACTIVITIES
CASH FLOWS FROM FINANCING
ACTIVITIES
  Officer loan payable                         2,000                                   500               (592)              1,733
                                               -----                                   ---               ----               -----
   Sale of stock net of offering expenses                                                              18,565              18,565
TOTAL CASH FLOWS FROM                          2,000                                   500             17,973              20,298
FINANCING ACTIVITIES

NET INCREASE (DECREASE) IN CASH                1,460             (1,460)               -0-             17,117              17,117
CASH BALANCE BEGINNING OF PERIOD                 -0-              1,460                -0-                -0-                 -0-
                                                 ---              -----                ---                ---                 ---

CASH BALANCE END OF PERIOD                    $1,460               $-0-               $-0-            $17,117             $17,117
                                              ======               ====               ====            =======             =======
Non cash activities                                                                                   $ 2,500             $ 2,500
Issuance of 100,000 shares of
   Post split Common Stock in
Consideration for legal services                                                                          375                 375
                                                                                                      -------             -------
Contribution of promotion services
Total non cash items                                                                                  $ 2,875             $ 2,875
                                                                                                      =======             =======

                              HARMONY TRADING CORP.
                          (A development stage company)

Note 1. Organization of Company and Issuance of Common Stock

      a. Creation of the Company

      Harmony Trading Corp., (the "Company") was formed under the laws of New York on August 13, 1996 and was originally authorized to issue 200 shares of common stock, without par value each. On April 6, 1999, the Company amended its certificate of incorporation increasing the authorized number of shares of common stock to 20,000,000, $0.001 par value each and increasing the authorized number of shares of preferred stock to 5,000,000, $0.001 par value each.

      On September 16,1999, the Company forward split the number of shares of common stock outstanding in a ratio of 2 to 1 restating the number of shares outstanding from 1,555,000 to 3,110,000.

      On September 20, 1999, the Company amended its certificate of incorporation to authorize an aggregate of 200,000,000 shares of common stock, $.001 par value each and 5,000,000 shares of preferred stock, $.001 par value each.

      b. Description of the Company

      The Company is considered to be a development stage business that is in the business of the direct selling of women's apparel and accessories through personal appointments and fashion shows.

      c. Issuance of Shares of Common Stock

      On January 5, 1998, the Company sold an aggregate of 200 shares of common stock for $1,000 in marketable securities or $5.00 per share.

      In January, 1998, Paul Gottbetter, President of the Company, gifted 25 pre-split shares of common stock to Adam S. Gottbetter, which were restated to 125,000 shares after the forward split.

      On April 2, 1999, the number of shares of common stock was forward split in a ratio of 5,000 to 1 restating the number of shares of common stock outstanding from 200 to 1,000,000.

      Subsequent to the date of the balance sheet, the Company has sold, pursuant to the terms of Rule 504 of Regulation D of the Securities Act of 1933, as amended, an aggregate of

555,000 shares of common stock at $0.05 per share for an aggregate of $27,750 less $6,685 in offering expenses.

Note 2-Summary of Significant Accounting Policies

      a. Basis of Financial Statement Presentation

      The accompanying unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $8,388 for the period from inception, August 13, 1996, to September 30, 1999. These factors indicate that the Company's continuation as a going concern is dependent upon its ability to have positive cash flows from operations. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress in its selling capabilities and implementing its marketing strategies. The Company plans to engage in such ongoing financing efforts on a continuing basis.

      The financial statements presented consist of the balance sheet of the Company as at December 31, 1998 and the related statements of operations and cash flows for the year ending December 31, 1998.

      The unaudited financial statements presented consist of the balance sheet of the Company as at September 30, 1999 and the related statements of operations and cash flows for the nine months ended September 30, 1998 and 1999 and for the period from inception, August 13, 1996, to September 30, 1999.

      b. Cash and cash equivalents

      The Company treats temporary investments with a maturity of less than three months as cash.

      c. Revenue recognition

      Revenue is recognized when products are shipped or services are rendered.

      d. Selling and Marketing Costs

      Selling and Marketing - Certain selling and marketing costs are expensed in the period in which the cost pertains. Other selling and marketing costs are expensed as incurred.

      e. Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      f. Significant Concentration of Credit Risk

      At December 31, 1998, the Company has concentrated its credit risk by maintaining deposits in several banks. The maximum loss that could have resulted from this risk totaled $-0- which represents the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by the federal insurance.

      g. Asset Impairment

      The Company adopted the provisions of SFAS No. 121, Accounting for the impairment of long lived assets and for long-lived assets to be disposed of effective January 1, 1996. SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the estimated undiscounted cash flows to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. There was no effect of such adoption on the Company's financial position or results of operations.

      h. Property and Equipment

      Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives using the straight line methods over a period of seven years. Maintenance and repairs are charged against operations and betterments are capitalized.

      i. Significant Concentration of Credit Risk

      At September 30, 1999, the Company has concentrated its credit risk by maintaining deposits in several banks. The maximum loss that could have resulted from this risk totaled $-0- which represents the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by the federal insurance.

      j. Recent Accounting Standards

      Accounting for Derivative Instruments and Hedging Activities

      Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133) was issued in June 1998. It is effective for all fiscal years beginning after June 15, 1999. The new standard requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivatives and whether they qualify for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. The Company does not currently engage in derivative trading or hedging activity. The Company will adopt SFAS 133 in the fiscal year ending December 31, 2000, although no impact on operating results or financial position is expected.

      Accounting for the Costs of Computer Software Developed or Obtained for Internal Use

      In March of 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". SOP 98-1 requires computer software costs associated with internal use software to be charged to operations as incurred until certain capitalization criteria are met. SOP 98-1 is effective beginning January 1, 1999. The Company is currently assessing the impact that adoption of this statement will have on consolidated financial position and results of operations.

      k. Unaudited financial information

      In the opinion of Management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of the Company as of September 30, 1999 and the results of its operations and its cash flows for the nine months ended September 30, 1999. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the SEC's rules and regulations of the Securities and Exchange Commission. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

Note 3 - Related Party transactions

      a. Issuance of Shares of Common Stock

      On January 5, 1998, the Company sold an aggregate of 200 shares of common stock for $1,000 in marketable securities or $5.00 per share.

      In January, 1998, Paul Gottbetter, President of the Company, gifted 25 pre-split shares of common stock to Adam S. Gottbetter, which were restated to 125,000 shares after the forward split.

      Paul Gottbetter and Adam S. Gottbetter are father and son.

      b. Office Location

      The Company occupies office space rent free on a month to month basis at the home of its President, Paul B. Gottbetter, Certified Public Accountant, 8 Harmony Lane, Hartsdale, New York 10530.

      c. Officer Loan

      As of December 31, 1998 and September 30, 1999, the Company is obligated to repay officer loans to Paul Gottbetter, President of the Company aggregating $2,325 and $1,733 respectively.

Note 4 - Marketable Securities, Available for Sale

      The Company adopted Financial Accounting Standards Board ("FASB") Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities", which requires that investments in equity securities that have readily determinable fair values and investments in debt securities be classified in three categories: held-to-maturity, trading and available-for-sale. Based on the nature of the assets held by the Company and Management's investment strategy, the Company's investments have been classified as available-for-sale. Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date.

      Securities classified as available-for-sale are carried at estimated fair value, as determined by quoted market prices, with unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity. At December 31, 1998, the Company had no investments that were classified as trading or held-to-maturity as defined by the Statement.

      The following is a summary of cash, cash equivalents and available-for-sale securities by balance sheet classification at December 31, 1998:

                                                                Estimated
                                        Gross        Gross        Fair
                                      Unrealized   Unrealized    Market
                            Cost        Gains        Losses      Value
                            ----      ----------   ----------   ---------

Cash                       $ -0-        $ -0-        $ -0-        $ -0-
                           -----        -----        -----        -----
Total cash and cash
equivalents                $ -0-        $ -0-        $ -0-        $ -0-

Marketable securities
available for sale        $4,000                                 $4,000
                          ------                                 ------
Total                     $4,000                                 $4,000
                          ======                                 ======

Note 5 - Commitments and Contingencies

      At December 31, 1998 and September 30, 1999, the Company has not entered into any contracts or commitments.

Note 6 - Income Taxes

      The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 1998 and September 30, 1999, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carryforward and was fully offset by a valuation allowance.

      At September 30, 1999, the Company has net operating loss carry forwards for income tax purposes of $8,038. This carryforward is available to offset future taxable income, if any, and expires in the year 2010. The Company's utilization of this carryforward against future taxable income may become subject to an annual limitation due to a cumulative change in ownership of the Company of more than 50 percent.

      The components of the net deferred tax asset as of September 30, 1998 are as follows:

Deferred tax asset:
     Net operating loss carry forward                      $ 2,852
     Valuation allowance                                   $(2,852)
                                                           -------
     Net deferred tax asset                                $   -0-
                                                           =======

      The Company recognized no income tax benefit for the loss generated in the period from inception, August 13, 1996, to September 30, 1999.

      SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income.

      Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided.

Note 7 - Preferred Stock

      The Company's authorized capital stock consists of 5,000,000 Shares of Preferred Stock, par value $.001 per share.

      The Board of Directors of the Company has the authority to establish and designate any shares of stock in series or classes and to fix any variations in the designations, relative rights, preferences and limitations between series as it deems appropriate, by a majority vote.

      The preferred stock may be issued in series, each of which may vary, as determined by the board of directors, as to the designation and number of shares in such series, voting power of the holders thereof, dividend rate, redemption terms and prices, voluntary and involuntary liquidation preferences, and conversion rights and sinking fund requirements, if any, of such series.

      As of December 31, 1998 and September 30, 1999, the number of shares of preferred stock outstanding is -0-.

Note 8 - Business and Credit Concentrations

      The amount reported in the financial statements for cash approximates fair market value. Because the difference between cost and the lower of cost or market is immaterial, no adjustment has been recognized and investments are recorded at cost.

      Financial instruments that potentially subject the company to credit risk consist principally of trade receivables. Collateral is generally not required.

================================================================================
We have not authorized any dealer, salesman or other person to give any information or to make any representation not contained in this prospectus in connection with the offer made by this prospectus. If anyone makes or gives such information or representation you should not rely on it as authorized by us. This prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful. The delivery of this prospectus or any sale made under this prospectus under no circumstances implies that the information in the prospectus is correct as of any time after the prospectus's date.

                                 --------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY.............................................................2

RISK FACTORS...................................................................3

BUSINESS OF HARMONY............................................................7

USE OF PROCEEDS...............................................................10

CAPITALIZATION................................................................10

DIVIDEND POLICY...............................................................11

PLAN OF DISTRIBUTION..........................................................11

PLAN OF OPERATIONS............................................................12

MANAGEMENT....................................................................14

PRINCIPAL AND SELLING SHAREHOLDERS............................................15

DESCRIPTION OF SECURITIES.....................................................17

EXPERTS  .....................................................................18

LEGAL MATTERS.................................................................18

MARKET FOR COMMON EQUITY AND RELATED
          SHAREHOLDER MATTERS.................................................19

WHERE YOU CAN FIND ADDITIONAL
 INFORMATION..................................................................20

FINANCIAL STATEMENTS.........................................................F-1

                                 --------------

Until         , 2000 (90 days from the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

================================================================================



================================================================================

                              HARMONY TRADING CORP.

                           265,000 Shares Common Stock


                           ---------------------------

                               P R O S P E C T U S

                           ---------------------------


                                                                   , 1999

================================================================================

                                    PART II.

ITEM 24. Indemnification of Directors and Officers.

      Harmony's Certificate of Incorporation contains provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty (other than breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 719 of the Business Corporation Law of New York or for any transaction from which the director derived an improper personal benefit) and (ii) indemnify its directors and officers to the fullest extent permitted by Section 721 of the Business Corporation Law of New York, including circumstances in which indemnification is otherwise discretionary. Harmony believes that these provisions are necessary to attract and retain qualified persons as directors and officers. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

ITEM 25. Other Expenses of Issuance and Distribution

      SEC Registration Fee                               $       4.00
                                                               ------
      Blue Sky Fees and Expenses                         $       0.00
                                                                 ----
      Legal Fees and Expenses                            $   2,000.00
                                                             --------
      Printing and Engraving Expenses                    $   1,000.00
                                                             --------
      Accountants' Fees and Expenses                     $       0.00
                                                                 ----
      Miscellaneous                                      $     500.00
                                                               ------

      The above expenses, except for the SEC fees, are estimated.

ITEM 26. Recent Sales of Unregistered Securities.

      In August 1996, Harmony issued 200 shares of its common stock to Paul Gottbetter for a price of $5.00 per share. The shares of Common Stock were issued pursuant to Section 4(2) of the Securities Act.

      On April 6, 1999, Harmony closed its offering of Common Stock pursuant to Rule 504 of Regulation D promulgated under the Act. Harmony sold 555,0000 shares of its Common Stock, at a price of $.05 per share, aggregating $27,750.

ITEM 27. Exhibits.

Exhibit No.        Description
-----------        -----------

3.1*               Certificate of Incorporation
3.2(a)*            Certificate of Amendment of the Certificate of Incorporation
                   filed April 7, 1999
3.2(b)**           Certificate of Amendment of the Certificate of Incorporation
                   filed September 20,1999
3.3*               By-laws of Harmony
5                  Opinion of Kaplan Gottbetter & Levenson, LLP
23.1               Consent of Kaplan Gottbetter & Levenson, LLP, counsel to
                   Harmony (contained in opinion filed as Exhibit 5)
23.2               Consent of Thomas Monahan, independent public accountant
27**               Financial data schedule.

----------
* Incorporated by Reference to the registration statement on Form 10-SB filed July 21, 1999.
** Incorporated by Reference to Form 10-QSB for the period ended September 30, 1999 filed on November 15, 1999.

ITEM 28. Undertakings

      Harmony hereby undertakes that it will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or change material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

      In accordance with the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of New York, state of New York, on December 21, 1999.

                                      HARMONY TRADING CORP.
                                      (Registrant)


                                      By /s/ Paul B. Gottbetter
                                        ----------------------------------------
                                         Paul B. Gottbetter, Chief Executive
                                            Officer


      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.


/s/Paul B. Gottbetter     President, Treasurer, Director       December 21, 1999
------- -- ----------     ---------- ---------- --------       -------- --- ----
(Signature)                          (Title)                         (Date)


/s/Michael C. Conte       Secretary and Director               December 21, 1999
---------- -- -----       --------- --- --------               -------- --- ----
(Signature)                          (Title)                         (Date)